EXHIBIT 4.1
AMENDMENT
          This AMENDMENT (the “Amendment”) is entered into as of July 11, 2008 between American Pacific Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company (the “Rights Agent”).
          WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of August 3, 1999 (the “Rights Agreement”);
          WHEREAS, the Rights Agreement provides that the Final Expiration Date (as defined in the Rights Agreement) is August 2, 2009; and
          WHEREAS, the Company’s Board of Directors has determined that extending the Final Expiration Date is in the best interests of the Company and its stockholders;
          NOW, THEREFORE, in consideration of the mutual benefits arising from extension of the Rights Agreement, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendment.
The Rights Agreement is amended as set forth in this Amendment. Except as specifically provided for in this Amendment, all of the terms and conditions of the Rights Agreement shall remain in full force and effect. Each reference in the Rights Agreement to “hereof,” “hereunder” and “this Agreement” shall, from and after the date of this Amendment, refer to the Rights Agreement, as amended by this Amendment.
     2. Amendment to Rights Agreement.
A. Section 7 of the Rights Agreement is amended by deleting “August 2, 2009” and replacing such date with “August 2, 2019.” All references in the Rights Agreement to the “Final Expiration Date” shall refer to “August 2, 2019”.
B. Exhibits B and C of the Rights Agreement are amended by deleting each reference to “August 2, 2009” therein and replacing such date with “August 2, 2019.”
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

American Pacific Corporation			American Stock Transfer & Trust Company

By:	/s/ JOHN R. GIBSON		By:	/s/ HERBERT J. LEMMER

	Name:	John R. Gibson		Name:	Herbert J. Lemmer
	Title:	Chairman & CEO		Title:	Vice President

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